Exhibit 5.1

August 21, 2014

Miller Energy Resources, Inc.

9721 Cogdill Road, Suite 302

Knoxville, TN 37932

Re:	Issuance of Securities of Miller Energy Resources, Inc.

 Ladies and Gentlemen:

We have acted as special counsel to Miller Energy Resources, Inc., a Tennessee corporation (the “Company”), in connection with the Company’s sale of 750,000 shares of the Company’s 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), pursuant to the Underwriting Agreement, dated August 20, 2014, by and among MLV & Co. LLC, as representative of the several underwriters, and the Company. The Preferred Stock is referred to herein as the “Securities.” The Securities were registered by the Company with the Securities and Exchange Commission (the “Commission”) on the shelf registration statement on Form S-3 (No. 333-183750) filed on September 6, 2012 by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on September 18, 2012 (the “Registration Statement”), including the base prospectus, dated September 18, 2012, as supplemented by a preliminary prospectus supplement, dated August 20, 2014 (the “Preliminary Prospectus”), and a final prospectus supplement, dated August 20, 2014 (the “Final Prospectus” and together with the Preliminary Prospectus, the “Prospectus”), filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	the Charter, as amended, of the Company, as certified by the Secretary of the State of Tennessee and as certified by the Secretary of the Company (the “Charter”);

(iii)	the By-laws, as amended to date, of the Company, as currently in effect and as certified by the Secretary of the Company;

(iv)	a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on September 18, 2013, relating to the registration and sale of the Securities, as certified by the Secretary of the Company (the “Board Resolutions”);

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, will have been duly organized and be validly existing in good standing, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties. In addition, we have assumed that the issuance and sale of the Securities do not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (other than the Underwriting Agreement), (ii) any law, rule or regulation to which the Company is subject (other than Opined on Law, as defined below), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under Opined on Law). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that, upon issuance of any Securities subsequent to the date hereof, the total number of shares of Preferred Stock of the Company issued and outstanding will not, after giving effect to the issuance of such Securities, exceed the total number of shares of Preferred Stock that the Company is authorized to issue under its Charter in effect at such time.

We do not express any opinion with respect to the laws of any jurisdiction other the laws of the State of New York. We are not members of the Bar of the State of Tennessee, and as to specific applications regarding Tennessee law and the Tennessee Business Corporation Act we have relied on the supporting opinion of Anna E. Corcoran, Esq., the Assistant General Counsel of the Company and a member of the Bar of the State of Tennessee, which is attached hereto as Exhibit A.

Our opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.	The Securities have been duly authorized and, when issued and sold upon payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2.	Shares of the Company’s common stock that are issuable upon conversion of the Preferred Stock in accordance with the Company’s Charter will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation

EXHIBIT A

OPINION OF ANNA EAST CORCORAN, ESQ.

Anna E. Corcoran, Esq.
Assistant General Counsel
Miller Energy Resources, Inc.
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
O: (865) 223-6575
F: (865) 691-8209 acorcoran@millerenergyresources.com

August 21, 2014

LeClairRyan
One Riverfront Plaza
1037 Raymond Boulevard, Sixteenth Floor
Newark, New Jersey 07102

Re:	Miller Energy Resources, Inc., a Tennessee corporation (the “Company”)

Ladies and Gentlemen:

I am Assistant General Counsel of Miller Energy Resources, Inc., a Tennessee corporation. This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission in connection with the issuance of 750,000 shares of the Company’s 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”). Shares of the Series D Preferred Stock are being offered and sold pursuant to a preliminary prospectus supplement, dated August 20, 2014 (the “Preliminary Prospectus”), a final prospectus supplement dated August 20, 2014 (the “Final Prospectus” and together with the Preliminary Prospectus, the “Prospectus”), and the Company’s registration statement on Form S-3 (Registration No. 333-183750) which was declared effective by the Securities and Exchange Commission on September 18, 2012 (the “Registration Statement”). I am rendering this supplemental opinion in connection with the Final Prospectus to be filed on or about the date of this letter. The Final Prospectus relates to the offering by the Company of 750,000 shares of the Series D Preferred Stock in an underwritten public offering, which Series D Preferred Stock is covered by the Registration Statement and Prospectus. I understand that the Series D Preferred Stock is to be offered and sold in the manner set forth in the Registration Statement and the Final Prospectus.

In connection therewith, I have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Charter, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company approving the designations of and the corresponding filing of the articles of amendment to the Charter authorizing the issuance of the Shares of the Series D Preferred Stock; (c) the Shares of Series D Preferred Stock and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Shares of Series D Preferred Stock were or are to be issued; and (e) such other matters of law as I have deemed necessary for the expression of the opinion herein contained. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon and subject to the foregoing, I am of the opinion that:

1.            The Shares of Series D Preferred Stock have been duly authorized and, when issued in accordance with their terms and, upon receipt by the Company of the agreed upon consideration therefor, will be legally issued, fully paid and non-assessable.

2.            The Shares of the Company’s Common Stock that are issuable upon conversion of the Series D Preferred Stock in accordance with the Company’s Charter, as amended, will be legally issued, fully paid, and non-assessable.

I express no opinion as to matters governed by or the laws of any jurisdiction other than the laws of the State of Tennessee and the federal laws of the United States of America, as in effect on the date hereof.

This opinion letter has been prepared solely for your use in connection with the opinion letter given by your firm in connection with the filing of the Final Prospectus on or about the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without my prior written consent.

I hereby consent to the filing of this opinion as an exhibit to your opinion and to the Company’s Current Report on Form 8-K and to the use of my name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Anna East Corcoran
Anna East Corcoran, Esq.